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                                                              Exhibit 4(b)(ii).3

                                                                    [LOGO] sicap

                        Maintenance and support contract
                              for SICAP(R) modules
                                PPB, VCA and OTA

                              dated 10 October 2000

    This contract replaces in full the Annex 7 "Maintenance and Support for
        SICAP(R) modules PPB, VCA and OTA and Sun Hardware" which was an integral part of the original Swisscom PURCHASE & LICENSE
                   CONTRACT, made effective on 06 April 1998.

concluded between:                                                      EuroTel

 Bratislava a.s., Stefanikova 17, PO Box 54, 838 01 Bratislava 38, Slovakia and
          Sicap Ltd, Bernstrasse 34, 3072 Ostermundigen, Switzerland.
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                                Table of contents

1   INTRODUCTION                                                               4

  1.1 Standard service                                                         4

  1.2 Over all responsibilities                                                4

  1.3 Additional service on request (as per clause 5)                          5

2   PROCEDURES FOR SUPPORT                                                     5

  2.1 Hotline ISC SICAP(R)(Case of incidents)                                  5

  2.2 Procedures for incidents                                                 5

  2.3 Main flowchart                                                           6

3   RESPONSE TIME                                                              8

  3.1 Response time for hotline                                                8
    3.1.1 Working hours at Sicap Ltd                                           8

  3.2 Emergency priority                                                       8

4   CHANGE MANAGEMENT                                                          9

  4.1 Responsibilities                                                         9

  4.2 Procedures                                                               9

5   ADDITIONAL SUPPORT                                                         9

  5.1 Remote support outside working hours                                    10

  5.2 On-site support                                                         10

6   PRICING                                                                   10

  6.1 Pricing for standard service                                            10

  6.2 Pricing for additional support                                          11

7   GENERAL TERMS AND CONDITIONS FOR MAINTENANCE AND SUPPORT                  12

  7.1 Introduction                                                            12
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  7.2 Definitions                                                             12

  7.3 Remuneration                                                            13
    7.3.1 Prices                                                              13
    7.3.2 Price adjustments                                                   13
    7.3.3 Costs and expenses                                                  13

  7.4 Co-operation by EuroTel                                                 14

  7.5 Term and termination                                                    14

  7.6 Liability                                                               15

  7.7 Assignment                                                              15

  7.8 Changes to the contract                                                 15

  7.9 Counterparts                                                            16
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1     Introduction

      Sicap Ltd provides to EuroTel a standard service for the SICAP(R) PPB, VCA and OTA modules.

      EuroTel can also request additional support which is not part of the offered standard support and is subject to a separate quotation and ordering procedure as described in Article 5.

1.1   Standard service

      The following services are included for the SICAP(R) PPB, VCA and OTA modules

      o     HotLine support (resolving of incidents)

      o 20 hours telephone support (during office hours) per month. This support includes every necessary support for the SICAP(R) PPB, VCA and OTA (no accumulation of unused hours)

      o Remote support via ISDN line (establishment and communication costs to be paid by customer). Security can be guaranteed under the following conditions: Firewall, only outgoing connections allowed

      o     Change Management

      The following service is charged:

      o     Installation costs if on-site support is required

      This Maintenance and Support contract does not include the following cases:

      Bugs or problems in third party software or middleware, like for example Veritas Cluster, Oracle, not-correct DB-management, faults of EuroTel's system management, hidden modification and/or "foreign" developments/adaptations of the SICAP application and/or the entire prepaid system. Misuse will be charged at cost.

1.2   Over all responsibilities

      EuroTel is responsible for the initial fault tracing within the entire prepaid system including first level maintenance, Sicap Ltd for second level maintenance, as described under clause 1.1.

      First level of maintenance means all day by day activities in order to have the entire prepaid system running under normal condition including application administration, dB administration and system administration (hardware & operating system).

      For second level of maintenance are intended all the activities needed to have the SICAP(R) application running under unexpected conditions like bugs, unexpected performance limitations, etc. (HW configuration and any changes to be confirmed by Sicap Ltd)

      The clause 2.2 defines the procedure, which will allow EuroTel to qualify problems within its own support organisation in order to achieve problem resolution with Sicap Ltd support.
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      EuroTel will ensure that its personal is adequate trained to support the entire SICAP(R) prepaid application.

1.3   Additional service on request (as per clause 5)

      o     On-site support
      o     Remote support (not covered by Hotline)
      o     Training after acceptance

2     Procedures for support

2.1   Hotline ISC SICAP(R) (Case of incidents)

      The HotLine can be reached as follows:

      Phone:

      +41 878 807 387 (24 hours, 7 days a week)

      Fax:

      +41 41 360 10 29

      Trouble Ticket:

      http:www.swissgsm.ch/gnats/SKEUROTEL

      (WEB based "GNATS problem report system", used by ISC, Lucerne)

      EuroTel defines up to 5 system administrators from their own staff. They must be trained for the following modules:

      o     SICAP(R)VCA
      o     SICAP(R)PPB
      o     SICAP(R)OTA

      Only these system administrators have the permission to use the HotLine and the "GNATS tool".

2.2   Procedures for incidents

      According to the priority request of EuroTel, ISC SICAP(R) (Installation and Service Center) will contact the responsible engineer from Sicap Ltd with its Subcontractor(s) immediately.

      The following procedures are applicable:

      1. After the discovery of an incident, ISC SICAP(R) has to be notified without delay by the Web based "GNATS trouble ticket tool" and by phone (called HotLine).
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      2.    EuroTel shall use the HotLine number to report every incident.
            Together with notification of the HotLine the following information has to be provided:

            o     Date and time of incident occurrence
            o     User domain, site domain, application domain
            o Configuration item detail and a full and accurate description of the incident
            o     Priority of Incident

      3. On request from Sicap Ltd, EuroTel has to provide the following supplementary information:

            o     SICAP(R) modules VCA- or PPB- or OTA-logfile
            o     System logfiles
            o all necessary information from the crashed system in electronic way (if possible ) like memory dumps.

      4. On request from Sicap Ltd, EuroTel has to open the ISDN remote access to the system to ISC SICAP(R)

2.3   Main flowchart
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          --------------------      ---------      ---------
          System Administrator    \               \
             /Project manager  ----  Incident ----- Priority
          --------------------    / ---------     /---------
                  |                                     |
                  |                     ----------------|----------------
                  |                     |               |                |
                        ---------    -------      --------------   -----------
                                                      GNATS         Incidents
                        [GRAPHIC]    HotLine      trouble ticket   Information
                        ---------    -------      --------------   -----------
                  |                                     |
                  |                                     |
            --------------                              |
                 RFC        /                           |
             (request for   -------                     |
                change)     \     |                 ------------    ----------
            --------------        ---------------\  ISC SICAP(R)     [GRAPHIC]
                  |               |       |-------  ------------    ----------
            --------------        |       |      /      |
                GNATS      ----------------             |
            --------------        |                  --------
                  |               |                  Response
                  |               |                  --------
            -------------- /      |                     |
              Quotation    -------|                     |
             (schedule &   \                            |
            delivery plan)                              |
            --------------                              |
                  |                                  --------
                  |                                  Problem
                  |                                  detected
                  |                                  --------
                  |                                     |
                  |                           ----------|-----------
                  |                           |         |           |
                  |        Problem         -------   -------    -----------
                  |        fixing          On-site    Remote    Explanation
                  |        &               action     action     with Call,
                  |        Installation                         E-Mail, Fax
                  |                        -------   -------    -----------
                  |                          |  |       |             |
                  |                           --|-------|-------------
                  |                             |
                  |                             |
               ---------                     --------        --------------
               Quotation                \     Change      \  Problem solved
               accepted   ---------------    accepted  ----
               ---------                /    --------     /  --------------
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3     Response time

3.1   Response time for hotline

      The Response Time during the HotLine availability hours shall be the following:

      --------------------------------------------------------------------------
      Priority of reques    Availability              Response Time
      --------------------------------------------------------------------------
      emergency             24 hours, 7 days a week   4 hours
      --------------------------------------------------------------------------
      high                  during working hours      4 hours
      --------------------------------------------------------------------------
      medium                during working hours      next working day
      --------------------------------------------------------------------------
      low                   during working hours      day after next working day
      --------------------------------------------------------------------------

      It is up to EuroTel to decide which priority occurs. In case of an obvious misuse, Sicap Ltd has the right to charge the costs.

      Sicap Ltd will perform every possibility to make the system running as soon as possible. Staff of EuroTel must be on-site on request of Sicap Ltd.

3.1.1 Working hours at Sicap Ltd

      The working hours for Sicap Ltd, ISC are:

      08.00h - 18.00h except Saturday, Sunday and public holidays in Switzerland.

      Public holidays in Switzerland are:

        New Year                           January 1st
        Berchtoldsday                      January 2nd
        St. Joseph's day                   (date is not fixed)
        Good Friday                        Friday before Eastern
        Easter Monday                      Monday after Eastern
        Ascension day                      Thursday, 10 days before Whitsuntide
        White Monday                       Monday after Whitsuntide
        Corpus Christi                     (date is not fixed)
        National Holiday                   August 1st
        Assumption                         August 15th
        St. Leodegar                       October 2nd
        All Saints                         November 1st
        Immaculate Conceptions             December 8th
        Before Christmas day               December 24th after 12:00 am
        Christmas day                      December 25th
        Boxing day                         December 26th
        Sylvester                          December 31st after 12:00 am

3.2   Emergency priority

      In an emergency case Sicap Ltd shall do every effort to make the SICAP(R) application running within 24 hours after response. This also includes to find temporary solution (work around) until the definitive acceptable solution is implemented.
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      The following standard procedure shall apply in such a case:

      emergency case happens:

      +    4 hours:  Response from ISC
      +   10 hours:  SICAP(R) application SW problem detected
      +   10 hours:  SICAP(R) application SW problem solved.

      If Sicap Ltd is not successful within this time, Sicap Ltd's responsible shall come on-site with the next available flight or train and manages the recovery process on-site.

      During the whole process the system responsible of EuroTel must be on-site and work according to the instructions of Sicap Ltd.

4     Change management

      All changes in the functionality of the SICAP(R) application of EuroTel must be proceeded by a Request for Change (RFC).

      A RFC can be originated by Sicap Ltd or EuroTel and can relate to any component in the SICAP(R) application.

      Changes can consist of:

      o     Patches
      o     Releases (also named upgrades)

4.1   Responsibilities

      Under Change Management, Sicap Ltd has the responsibility to:

      o collect and assess RFC's, resulting in a quotation and a schedule to EuroTel
      o     co-ordinate and communicate about progress on a weekly basis.

      EuroTel has the responsibility to:

      o     accept or decline the quotation and the delivery plan
      o     accept the implemented change

4.2   Procedures

      o All communication concerning changes shall be in writing or entered in the ISC trouble ticketing system (GNATS)
      o     All RFC's shall be addressed to Sicap Ltd
      o After placing an order based on Sicap Ltd's quotation, Sicap Ltd implements the change according to the agreed schedule.

5     Additional support
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      Sicap Ltd can, on a case by case basis, provide support which is tailor made to EuroTel's requirements. This support is not part of the standard service and subject to availability and a separate quotation.

5.1   Remote support outside working hours

      EuroTel can request Remote Support outside working hours, e.g. for installations, new releases, reconfiguration, migration activities. The written request must be received by Sicap Ltd at least 10 working days prior to its intended implementation. After confirmation, Sicap Ltd can provide a detailed planning after consultation with EuroTel, including a description of the service to be performed.

5.2   On-site support

      In case Remote support is not feasible or in case of explicit request from EuroTel in certain cases Sicap Ltd can provide EuroTel with on-site support. Such support is subject to a separate quotation by Sicap Ltd and mutual agreement between both parties.

6     Pricing

6.1   Pricing for standard service

      --------------------------------------------------------------------------
      Description for                  annual fee after the   annual fee for
      0-50'000 subscriber              initial period         the first year
                                                              (during warranty
                                                              period),
                                                              beginning with
                                                              launch of service
      --------------------------------------------------------------------------

      SICAP(R) modules VCA,            151'440.-- CHF         not applicable
      PPB & OTA

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Additional price                 annual fee after the   annual fee for the
      for each further lot of 50 000   initial period         first year (during
                                                              warranty period),
                                                              beginning with
                                                              launch of service
      --------------------------------------------------------------------------

      SICAP(R) modules VCA, PPB & OTA  49'500.-- CHF          not applicable

      --------------------------------------------------------------------------

      o Additional lots of licenses shall just be charged from the beginning of each six month period.
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6.2   Pricing for additional support

      --------------------------------------------------------------------------
      Support service                                      Price
      --------------------------------------------------------------------------
      within Sicap Ltd working hours                       CHF 235.-- / hour
      --------------------------------------------------------------------------
      outside Sicap Ltd working hours                      CHF 352.50 / hour
      --------------------------------------------------------------------------
      Travel and accommodation expenses                    at cost
      --------------------------------------------------------------------------
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7     General terms and conditions for maintenance and support

7.1   Introduction

      These General Terms and Conditions are applicable for the maintenance and support services based on Service Levels Description which Sicap Ltd provides for its SICAP(R) System. No deviations from these General Terms and Conditions shall be valid unless expressly agreed in writing.

7.2   Definitions

      SICAP(R) software:

      Specific software which has been supplied by Sicap Ltd

      SICAP(R) module:

      Specific software component which is a part of the complete SICAP(R) Software, but could be integrated separately or not

      System:

      Combination of third party hardware/software and SICAP(R) Software by Sicap Ltd

      Change management:

      Management of change requests

      Configuration item:

      Component characteristic definition, as part of the system, which has been defined for the customer specification

      Incident:

      A deviation from the normal behaviour of the System:

      o     Emergency Priority Incident
            Critical, complete HA-System failure or a major impact on prepaid functionality.
            Priority Incident
            Incident causing a major impact on the SICAP(R) System's functionality. Conditions that prevent EuroTel normal business operations from being carried out in timely manner.
      o     Medium Priority Incident
            Incident causing a partial or minor impact on the System's functionality
      o     Low Priority Incident
            Incident having a low impact on the System's functionality such as screen or report layout changes.

      Patch:

      A minor correction or adaptation to the SICAP(R) application software.

      Problem:

      A condition of the system, identified through incident(s) which indicates an error for which the cause is yet unknown.

      Release / upgrade:

      A consistent set of software which provides major improvement and/or extensions to the previous software on the System.
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      Response time:

      The time between the receipt of the notification by Sicap Ltd of an incident or problem and the initiation by the HotLine of a solution for the incident or problem.

      Subcontractor:

      A subcontractor of Sicap Ltd, supplying and supporting hardware and/or software for the SICAP application.

      Third party:

      A party not being Sicap Ltd, supplying hardware and/or software for the system.

      Working days/hours:

      Mondays to Fridays during Sicap Ltd's regular office hours (8.00h - 18.00h), except public holidays in Switzerland, as specified under clause 3.1.1.

7.3   Remuneration

      The General Terms and Conditions of the original Swisscom Purchase and License Contract shall also be valid for Maintenance and Support.

7.3.1 Prices

      The total price for the selected service under the Maintenance and Support contract is listed in chapter 6. Maintenance and Support fees are payable semi-annually in advance. All prices are in CHF and exclusive of value added tax that has to be paid in the Slovak Republic.

7.3.2 Price adjustments

      Prices are subject to yearly adjustments. Sicap Ltd may send a new offer. The offer shall be sent two month prior to the beginning of the dedicated next year.

7.3.3 Costs and expenses

      Prices quoted are exclusive of travel, accommodation expenses made by Sicap Ltd personnel under this Maintenance and Support contract. Such costs and expenses will be charged according to the effective costs.

      In the event Sicap Ltd personnel is required to travel to EuroTel's premises under this maintenance and support contract, but is not able to perform the required services due to reasons beyond the control of Sicap Ltd, which means no physical access to the system or force major as well as for support cases not included under standard service, as per clause 1.1, then EuroTel shall pay all costs and expenses (e.g. hours, travel and accommodation expenses).

      All payments due under this Maintenance and Support contract shall be due and payable 30 days after the invoice date, with the first invoice to be issued on the date this Maintenance and Support contract comes into full force and effect.
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      If any payment is not received by Sicap Ltd on the date or dates, as laid down in this clause, or as may be further agreed upon by the parties, then Sicap Ltd has the right to suspend the services to EuroTel until payment has been received. Before suspending the services to EuroTel, a notification from Sicap Ltd will be given.

      In the event of a suspension of services by Sicap Ltd, as a result of a delay or lack of payment by EuroTel, Sicap Ltd will not be responsible for any damages resulting from this suspension.

7.4   Co-operation by EuroTel

      EuroTel shall always give Sicap Ltd full co-operation and provide Sicap Ltd in good time with required data or information useful and necessary to the proper execution of the Maintenance and Support contract.

      EuroTel shall be responsible to maintain adequate climatic conditions in the spaces where the SICAP(R) systems is placed, such in accordance with the site specifications as mentioned in the Purchase and License Contract for the system.

      EuroTel shall prevent:

      o Installation deficiencies (unstable electricity supply network or others) that result from the non-observance of the installation standards of the Sicap Ltd equipment
      o The use of degraded or inappropriate consumable and accessories, contrary to the manufacturer's specifications
      o Negligence, carelessness or improper use on the part of EuroTel, specifically, the dropping of the equipment or the existence of foreign objects inside the equipment;
      o Incompatibilities resulting from modifications, repairs or maintenance carried out by personnel not belonging to Sicap Ltd and/or third party, or the connection of equipment not supplied or approved by Sicap Ltd.

      EuroTel shall grant access to Sicap Ltd or third party personnel to EuroTel's site in question, provided that this personnel abides by the security rules of EuroTel. Sicap Ltd or third party personnel will always be accompanied by a representative of EuroTel, if so required by EuroTel.

      EuroTel shall provide Sicap Ltd with an actual list stating the system administrators and how they can be reached.

7.5   Term and termination

      This contract replaces in full the Annex 7 "Maintenance and Support for SICAP(R) modules PPB, VCA and OTA and Sun Hardware" which is an integral part of the original Swisscom PURCHASE & LICENSE CONTRACT, made effective on 06 April 1998.

      It shall be effective on 06 October 2000 and shall have a duration of two years.

      The prices remain valid for the first 12 months.

      After this period, Sicap Ltd reserves the right to adjust the prices annually. The offer must be submitted three (3) months in advance and EuroTel may decide within one (1) month to prolong or terminate this maintenance and support contract. If EuroTel doesn't react in writing, the new offer shall be considered as accepted.
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      After the initial period of two years, the maintenance and support contract shall be automatically renewed for a period of one year on each renewal date, unless one of the parties terminates the maintenance and support contract through written notification to the other party in the form of a registered letter with proof of receipt, at least six (6) weeks prior to the renewal date. There shall be no reimbursement of any paid fee.

      In case of a substantial breach of this maintenance and support contract by either party, which is not remedied within thirty days from the other party's notice thereof, the other party shall have the right to terminate this maintenance and support contract with immediate effect without juridical procedures.

      The termination or expiration of the maintenance and support contract for any reason whatever shall be without prejudice to any other right or obligation of any party hereto in respect of this maintenance and support contract which have arisen prior to such termination.

7.6   Liability

      Sicap Ltd's liability for indirect loss, including consequential loss, loss of profit, lost savings and loss caused by interruption of operations is excluded.

      No right to damages shall ever arise unless EuroTel reports the loss to Sicap Ltd in writing as soon as possible after it has arisen.

7.7   Assignment

      This maintenance and support contract is for the benefit of and binding upon each of the parties hereto and their respective successors and assigns.

      The rights and obligations under this maintenance and support contract may not be assigned in whole or in part by either party without the prior written consent by the other party.

      The parties may assign the rights and obligations under this maintenance and support Contract by written notice to a subsidiary. A subsidiary of a party is considered a company of which the party is holding a majority of the equities.

7.8   Changes to the contract

      Except as otherwise specifically indicated herein, this maintenance and support contract will not be amended except by written agreement signed on behalf of the parties by their duly authorised representatives.

      At the end of each agreementual period, or at such time as mutually agreed by both parties, EuroTel has the option to select a different services, such with consequential price adjustments.
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7.9   Counterparts

      IN WITNESS WHEREOF, the parties hereto have executed this contract in two
      (2) originals by their fully authorised representatives on the day and at the place written here below, each party receiving one (1) original hereof. For and on behalf of:


      --------------------------------       -----------------------------------
      Thomas R. Berner                       Thomas Cancro
      Key Account Manager                    CFO / Procurator


      --------------------------------       -----------------------------------
      Andreas Martschitsch                   Jozef Barta
      CEO (acting)                           CEO / Procurator

      Place:                                 Place:

      Date:                                  Date: